Exhibit 99.1

      STILLWATER MINING NAMES DAVID ULRICHS AS CONTROLLER AND REVISES OTHER
                           MANAGEMENT REPORTING ROLES

    BILLINGS, Mont., Feb. 14 /PRNewswire-FirstCall/ -- STILLWATER MINING COMPANY (NYSE: SWC) announced today the appointment of David Ulrichs as the Company's new Controller, effective February 14, 2005 and other changes to management reporting roles. As Stillwater's Controller, Mr. Ulrichs will assume responsibility for accounting and financial reporting Company-wide and will be based at the Company's new headquarters office in Billings, Montana.

    Mr. Ulrichs joins Stillwater Mining from ATM Express, Inc. of Billings, Montana where he has served as Chief Financial Officer since April of 2003. Prior to his position with ATM Express, Inc., he was employed by KPMG, LLP in Billings as Assurance Senior Manager from July of 2001 until April of 2003. (While employed by KPMG, Mr. Ulrichs participated in the fiscal year 2001 and 2002 annual audits of Stillwater Mining Company.) Prior to working for KPMG, Mr. Ulrichs was with Deloitte & Touche, LLP from 1993 until 2001 in a number of positions including a two-year assignment as accounting research manager providing consulting services on technical accounting and SEC matters in Deloitte's Wilton, Connecticut office.

    "David Ulrichs' experience with reporting and filing requirements for SEC registrants, as well as auditing services, make him an exceptional addition to our management team," said Frank McAllister, Chairman and Chief Executive Officer." Mr. Ulrichs earned his Master of Accountancy and a Bachelor of Arts degree in Business Administration from the University of Montana and is a Certified Public Accountant.

    Other additions and changes to the Company's management structure include:

     Mr. Steve Wood, currently the Company's Director of Safety, will now report directly to Mr. Steve Lang, Chief Operating Officer. This recognizes the important role safety plays in the Company's day-to-day operations.

     Mr. John Stark, Vice President Human Resources, Secretary and Corporate Counsel has added additional responsibilities to include commercial activities including Metal Marketing and Commercial Sales. In relation to this expansion of responsibilities, Mr. James Binando, currently the Company's Metal Accountant, will transfer to a commercial role within the Company to become Metal Sales Representative and report to Mr. Stark.

     Mr. John Beaudry rejoins the Company as Manager of Public Affairs and will be responsible for the Company's community relations, reporting to Mr. Bruce Gilbert, Director, Government and Environmental Affairs. This addition will allow Mr. Ralph Green, Land Manager to focus on Exploration and Business Development opportunities for the Company.

    Commenting on these changes, Mr. McAllister stated, "As the importance of platinum group metals continues to grow, the Company needs to align its management structure accordingly."

    Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and Russia. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Web site: www.stillwatermining.com.

    Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause our actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding expansion plans, costs, grade, production and recovery rates, permitting, financing needs, the terms of future credit facilities and capital expenditures, increases in processing capacity, cost reduction measures, safety, timing for engineering studies, and environmental permitting and compliance, litigation and the palladium and platinum market. Additional information regarding factors which could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" above in the Company's 2003 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

SOURCE  Stillwater Mining Company
    -0-                             02/14/2005
    /CONTACT: John W. Pearson of Stillwater Mining Company, +1-406-373-8742/ /Web site: http://www.stillwatermining.com /